[logo - American Funds (r)]

                                    FORM OF
                           DEFERRED COMPENSATION PLAN
                         (As adopted on January 1, 2004)


1.       INTRODUCTION

         With effect on January 1, 2004, each mutual fund advised by Capital Research and Management Company ("CRMC") and listed in Exhibit A hereto (each a "Fund" and collectively, the "Funds") has adopted, by the affirmative vote of at least a majority of its Board (including a majority of its Board members who are not interested persons of the Fund), this Deferred Compensation Plan (the "Plan") for its directors or trustees and, as applicable, its advisory board members and director or trustee emeriti who are not considered "interested persons" of any Fund under the Investment Company Act of 1940 ("Independent Board Members"). An Independent Board Member who has elected to defer compensation under the Plan, or is receiving payments under the Plan in respect of prior service as an Independent Board Member, is referred to herein as a "Plan Participant."

2.       COMMITTEE OVERSIGHT; ADMINISTRATION

         The American Funds Deferred Compensation Committee (the "Committee") shall be responsible for oversight and operation of the Plan. The Committee shall consist of a minimum of three members, each currently serving as an Independent Board Member of at least one Fund. Each Fund, by the affirmative vote of at least a majority of its Board (including a majority of the Fund's Independent Board Members) shall appoint the initial members of the Committee. Thereafter, the Committee shall determine its membership by majority vote. The Committee shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes. The Committee shall have full discretion to construe and interpret the terms and provisions of the Plan, which interpretation or construction shall be final and binding on all parties, including, but not limited to, the Fund and any Plan Participants or Beneficiary (as defined below). The Committee shall administer such terms and provisions in a uniform and non-discriminatory manner and in full accordance with any and all laws and regulations applicable to the Plan. CRMC shall designate from time to time a person (the "Administrator") to process forms and receive Plan related communications from Plan Participants, and otherwise assist the Committee in the Administration of the Plan.

3.       ELECTION TO DEFER PAYMENTS

         a.       Eligibility

         Pursuant to the Plan, Independent Board Members may elect to have all or any portion of payment of their retainer and meeting fees, including board and committee meeting fees, deferred as provided herein.

         b.       Election to Defer

         An Independent Board Member who elects to participate in the Plan shall file an executed election form for compensation deferrals substantially in the form of Exhibit B hereto ("Deferral Election Form") indicating the compensation to be deferred and the timing and manner of distribution, a form indicating beneficiary designations, substantially in the form of Exhibit C hereto ("Beneficiary Designation Form"), and a Rate of Return Election Form, substantially in the form of Exhibit D hereto, with the Administrator.

         Except as provided below, a Deferral Election Form must be filed with the Administrator prior to the first day of the calendar year to which it first applies. Such a deferral election shall become effective and apply with respect to retainers and meeting fees earned during the next calendar year following the filing of the deferral election, and each subsequent calendar year, unless modified or revoked in accordance with the terms of this Plan. During the period from such filing and prior to the effectiveness of such election, the most recently filed and effective Deferral Election Form shall apply to all amounts payable to the Plan Participant under the Plan.

         Notwithstanding the foregoing, any person who is first elected or appointed an Independent Board Member of the Fund during a calendar year may elect, before or within 30 days after becoming an Independent Board Member, to defer any unpaid portion of the retainer applicable to such calendar year and the fees for future meetings during such calendar year by filing a Deferral Election Form, Beneficiary Designation Form and Rate of Return Election Form with the Administrator.

         An Independent Board Member may modify or revoke an election to defer, as to future compensation, effective on the first day of the next calendar year, which modification or revocation shall remain in effect for each subsequent calendar year (until modified or revoked in accordance with the Plan), by filing a new Deferral Election Form with the Administrator prior to the beginning of such next calendar year.

4.       BENEFICIARY; BENEFICIARY DESIGNATION

         a.       Beneficiary

         For purposes of the Plan, "Beneficiary" shall mean the person or persons last designated in writing by a Plan Participant in accordance with procedures established by the Committee to receive the amounts payable under the Plan in the event of the Plan Participant's death. If there is no valid Beneficiary Designation Form in effect, or if there is no surviving spouse, the duly appointed and currently acting personal representative of the Plan Participant's estate (which shall include either the Plan Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Plan Participant's estate duly appointed and acting in that capacity within 90 days after the Plan Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Plan Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the amounts payable under the Plan.

         b.       Beneficiary Designation Form

         Each Independent Board Member shall designate in a Beneficiary Designation Form the Primary and Contingent Beneficiary(ies) he or she desires to receive amounts payable under the Plan in the event of the Plan Participant's death. A Plan Participant may from time to time change his or her designated Primary or Contingent Beneficiary(ies) without the consent of such Beneficiary(ies) by filing a new Beneficiary Designation Form with the Administrator; provided, however, if a Plan Participant wishes to designate a person other than his or her spouse as Primary Beneficiary, such designation must be consented to in writing by the spouse.

5.       DEFERRED PAYMENT ACCOUNT

         a.       Deferred Payment Account

                  (i) In General. Compensation deferred under the Plan shall be credited to an account (the "Deferred Payment Account") to be established in the name of the Plan Participant on the books of each Fund served by the Plan Participant. A Plan Participant may select one or more fund(s) advised by CRMC in which his or her deferred compensation is deemed invested for purposes of crediting earnings, by filing a Rate of Return Election Form with the Administrator. If a Plan Participant fails to select one or more mutual funds, he or she shall be deemed to have selected The U.S. Treasury Money Fund of America.

                  (ii) Crediting Amounts to Deferred Payment Account. Any compensation deferred by a Plan Participant shall be credited to his or her Deferred Payment Account on the books of each Fund served by the Plan Participant in the form of fictional shares ("Phantom Shares") of the mutual fund(s) that the Plan Participant has selected. The number of Phantom Shares credited to a Plan Participant's Deferred Payment Account shall be the number of whole and fractional Phantom Shares determined by dividing the amount of the deferred compensation deemed to have been invested in the particular mutual fund by the net asset value per Class A share of such mutual fund as of the date of crediting. Phantom Shares shall have the same economic characteristics as actual Class A shares in terms of mirroring changes in net asset value and reflecting corporate actions (including, without limitation, receipt of dividends and capital gains distributions). However, because Phantom Shares are fictional, they shall not entitle any participating Independent Board Member to vote on matters of any sort, including those affecting a mutual fund advised by CRMC.

6.       MANAGEMENT OF DEFERRED PAYMENT ACCOUNT

a.       Change of Investment Designation

         A Plan Participant may change the designation of the mutual fund(s) in which his or her deferred compensation is deemed to have been invested by filing a revised Rate of Return Election Form with, or by telephoning, the Administrator. The Administrator and the Plan Participant will each confirm promptly in writing to the other any change of investment designation accomplished by telephone. Any change of investment designation shall be effective only with respect to retainers and meeting fees earned after such written confirmation. A change of investment designation may relate to one or more Deferred Payment Accounts; however, no more than 12 changes of investment designation will be processed each calendar year for all amounts credited under this Plan to any one Independent Board Member.

b.       Exchange Requests

           A Plan Participant may request to exchange Phantom Shares of one or more mutual funds previously credited to a Deferred Payment Account for Phantom Shares of another mutual fund or funds based on their relative net asset values per Class A share next determined after (a) the Plan Participant's written request is received by the Administrator, or (b) the conclusion of a telephone conversation with the Administrator. The Administrator and the Plan Participant will each confirm promptly in writing to the other any exchange request accomplished by telephone. An exchange request may relate to one or more Deferred Payment Accounts; however, no more than 12 exchange requests will be processed each calendar year for all amounts credited under this Plan to any one Independent Board Member.

c.       Minimum Processing Amount

         No exchange request (or part of an exchange request) will be processed unless it relates to at least $1,000 of Phantom Shares of a mutual fund.

7.       TIMING AND MANNER OF PAYMENTS

         a.       Timing of Payment(s)

         All amounts credited under the Plan to a Plan Participant shall be paid to the Plan Participant at the time and in the manner designated by the Plan Participant in accordance with the terms of the Plan and beginning as soon as practicable after:

(i) The date on which the Plan Participant is no longer an Independent Board Member of any fund advised by CRMC; or

(ii) Another permissible distribution event, which may include a date specified in the Deferral Election
          Form by the Plan Participant.

         b.       Manner of Payment(s)

         Payments from each of the Plan Participant's Deferred Payment Accounts shall be made in the same manner and according to one of three alternative methods, as specified by the Plan Participant in the Deferral Election Form in effect as of the date of the first payment. The three alternative methods are as follows:

                  (i) A single lump sum payment ("Lump Sum Method");

                  (ii) Annual or quarterly variable dollar installment payments ("Variable Dollar Installment Method"), each such payment to be calculated as set forth below, over a period of five, 10, 15 or such greater number of years (not to exceed 30), as specified by the Plan Participant in the Deferral Election Form; or

                  (iii) Annual or quarterly fixed dollar installment payments ("Fixed Dollar Installment Method"), as specified by the Plan Participant in the Deferral Election Form, but in no event shall any such installment payment exceed the balances credited to the Plan Participant's Deferred Payment Accounts on the date immediately preceding the date of payment.


                  Lump Sum Method. If a payment is to be made under the Lump Sum Method, the amount of payment shall be determined by, in the case of each mutual fund for which Phantom Shares have been allocated to the Plan Participant's Deferred Payment Accounts, multiplying the number of shares by the net asset value per Class A share of such mutual fund as of the date immediately preceding the date of payment. The amount of the payment shall be the sum of such amounts determined for each mutual fund credited to the Plan Participant's Deferred Payment Accounts as of the date immediately preceding the date of payment.

                  Variable Dollar Installment Method. If payments are to be made under the Variable Dollar Installment Method, the amount of each installment shall be determined by, in the case of each Deferred Payment Account established for the Plan Participant: for each mutual fund for which Phantom Shares have been allocated to the Plan Participant's Deferred Payment Account, multiplying the number of Phantom Shares allocated to the Plan Participant's Deferred Payment Account by a fraction, the numerator of which shall be one and the denominator of which shall be the then remaining number of unpaid installments (including the installment then to be paid), and multiplying the resulting number of shares by the net asset value per Class A share of such mutual fund as of the date immediately preceding the date of payment. The portion of the payment relating to the Deferred Payment Account shall be the sum of such amounts determined for each mutual fund credited to the Plan Participant's Deferred Payment Account as of the date immediately preceding the date of payment. The amount of the payment made to the Plan Participant shall be the sum of such amounts determined for each Deferred Payment Account established for the Plan Participant under the Plan.

                  Fixed Dollar Installment Method. If payments are to be made under the Fixed Dollar Installment Method, the amount of each installment shall equal the fixed dollar amount selected by the Plan Participant. The value of each of the Plan Participant's Deferred Payment Accounts shall be reduced such that (i) the total of such reductions in value are equal to the installment paid to the Plan Participant, and (ii) the ratio of the value of each Deferred Payment Account relative to the sum of such values shall remain the same before and after payment. The reductions in value of each Deferred Payment Account shall be reflected in reductions in the number of Phantom Shares of each mutual fund credited to the Deferred Payment Account. These reductions shall occur proportionately so that, with respect to each such mutual fund, the ratio of the value of all Phantom Shares of the mutual fund to the value of the Deferred Payment Account shall remain the same before and after payment. For this purpose, net asset values per Class A share as of the date immediately preceding the date of payment shall be used in calculating pre- and post-payment values. In no event shall a portion of a payment under the Fixed Dollar Installment Method relating to a Deferred Payment Account exceed the value of the Deferred Payment Account as of the date immediately preceding the date of payment; nor shall a payment to a Plan Participant under the Fixed Dollar Installment Method exceed the value of all of the Plan Participant's Deferred Payment Accounts.

         If any balance credited a Plan Participant's Deferred Payment Account remains positive on the date 30 years from the date of the initial payment to the Plan Participant under the Fixed Dollar Installment Method, then such remaining balance shall be paid to the Plan Participant (together with any other positive balances from other of the Plan Participant's Deferred Payment Accounts) as soon as practicable thereafter in a single lump sum payment.

         c.       Death or Disability of Independent Board Member

         Notwithstanding any election made under Section 3, if the Plan Participant dies at any time before all amounts in his or her Deferred Payment Accounts have been paid, such remaining amounts shall be paid under the Lump Sum Method as soon as practicable to the Plan Participant's Beneficiary(ies). In the event the Plan Participant shall become disabled before all amounts credited to the Plan Participant's Deferred Payment Accounts have been paid to him or her, the Committee shall have full discretion and authority to make a lump sum payment to a Plan Participant and/or accelerate or otherwise modify the payment of installments due to the Plan Participant under the Plan.

         d.       Modification or Revocation

         A Plan Participant's designation as to timing and manner of payments under the Plan may be modified or revoked by filing a written election with the Administrator. However, any subsequent designation that would result in a change in the timing of a payment under the Plan or a change in the manner of payments under the Plan shall not be effective unless such subsequent designation is made not less than 12 months prior to the date of the first scheduled payment under the Plan.

8.       HARDSHIP

         Upon the written request of a Plan Participant, the Committee may, in its sole discretion, make a lump sum payment to a Plan Participant and/or accelerate or otherwise modify the payment of installments due to the Plan Participant under the Plan if the Committee determines that the Plan Participant has incurred a severe financial hardship resulting from (i) an illness or accident of the Plan Participant or a dependent of the Plan Participant, (ii) loss of the Plan Participant's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Plan Participant. The amount of any such lump sum payment and/or accelerated installment payments shall not exceed the lesser of
(i) the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or (ii) the entire amount credited to the Plan Participant's Deferred Payment Accounts. Any amounts paid in respect of the Plan Participant's Deferred Payment Accounts shall be taken from each such Deferred Payment Account proportionately, so that the relative values of each such Deferred Payment Account shall remain the same before and immediately after each payment. In addition, in the case of each Deferred Payment Account established for the Plan Participant, the amount of any such payment shall be deducted (based on the net asset value per Class A share of the mutual fund(s) in which the Plan Participant's deferred compensation is deemed to be invested on the date immediately preceding the date of each payment) from the amounts credited to the Plan Participant's Deferred Payment Account.

9.       WITHHOLDING TAXES

         The Funds shall deduct, any federal, state or local taxes and other charges required by law to be withheld.

10.      AMENDMENT AND ACCELERATION

         The Committee may at any time at its sole discretion accelerate the payment of any unpaid amount for any or all Independent Board Members or amend or terminate the Plan; provided, however, that no such amendment or termination shall adversely affect the right of Independent Board Members to receive amounts previously credited to their Deferred Payment Accounts. Subject to the preceding sentence, to the extent that the Plan, following an amendment, does not include terms (including, without limitation, deferral or payout options) available under the Plan prior to its amendment (or under a prior deferred compensation plan adopted by any Fund), the Committee shall have full discretion to take reasonable and appropriate action, consistent with the terms of the Plan, the requirements of applicable law and regulation, and the interests of the affected Independent Board Member(s) and their respective Beneficiary(ies), to give maximum effect to the intentions of the parties and the purposes of the Plan.

11.      PRIOR PLANS

         Independent Board Members may elect to transfer amounts (and earnings thereon) deferred under any other deferred compensation plan of the Fund to their Deferred Payment Accounts for deferral and payment under the Plan, whether or not such prior plan has been terminated, by submitting a written request to this effect to the Administrator. Any amount so transferred shall continue to be subject to the election made under the prior plan as to time and form of distribution until amended in accordance with the provisions of the Plan.

12.      MISCELLANEOUS

a.       Purchase of Underlying Shares

         To the extent a Plan Participant's Deferred Payment Account has been credited with Phantom Shares of a mutual fund advised by CRMC other than the Fund responsible for payment of the compensation being deferred, a Fund may, but shall not be obligated to, purchase and maintain Class A shares of such other mutual fund in amounts equal in value to such Phantom Shares. In the event a money market Fund purchases and maintains Class A shares of other mutual funds advised by CRMC to achieve an exact match between the liability of any Fund to pay deferred fees and the assets that offset that liability, then Independent Board Members of such money market Fund shall have the right to designate mutual funds other than such money market Fund. Otherwise, such Independent Board Members shall not have such right. If a Fund purchases Class A shares of other mutual funds advised by CRMC, the Fund will vote such shares in proportion to the votes of all other shareholders of such other mutual funds.

b.       Unsecured Promise to Pay

         Amounts credited to a Plan Participant's Deferred Payment Account under this Plan shall not be evidenced by any note or other security, funded or secured in any way. No assets of a Fund (including, without limitation, shares of other mutual funds advised by CRMC) shall be segregated for the account of any Independent Board Member (or Beneficiary), and Independent Board Members (and Beneficiaries) shall be general unsecured creditors for payments due under the Plan.

         c.       Statements

         The Administrator, on behalf of each Fund, shall furnish each Independent Board Member a statement showing the balance credited to his or her Deferred Payment Account at least as frequently as each calendar quarter.

         d.       Separate Obligations

         Notwithstanding the fact that each Fund has adopted this single Plan, in no event shall any Fund have any right or obligation hereunder in respect of rights or obligations of another Fund, including, without limitation, rights or obligations arising out of service by a Plan Participant to another Fund.

13.      GOVERNING LAW; SEVERABILITY

         The Plan shall be construed, governed and administered in accordance with the laws of the State of California. The Plan is subject to applicable law and regulation and, in the event of changes in such law or regulation, shall be construed and applied in a manner in which the intent of its terms and provisions are best preserved. In the event that one or more provisions of the Plan are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

14.      ASSIGNMENT

         No amount payable under the Plan in a Plan Participant's Deferred Payment Account may be assigned or transferred by the Plan Participant except by will or the law of descent and distribution.

AMCAP FUND, INC.:
Claudia P. Huntington, President & Principal Executive Officer
Julie F. Williams, Secretary

AMERICAN BALANCED FUND, INC.:
Robert G. O'Donnell, Chairman & Principal Executive Officer
Patrick F. Quan, Secretary

THE AMERICAN FUNDS INCOME SERIES:
John H. Smet, President & Principal Executive Officer
Julie F. Williams, Secretary

AMERICAN FUNDS INSURANCE SERIES:
James K. Dunton, Chairman & Principal Executive Officer
Chad L. Norton, Secretary

THE AMERICAN FUNDS TAX-EXEMPT SERIES II:
Abner D. Goldstine, President & Principal Executive Officer
Julie F. Williams, Secretary

AMERICAN HIGH-INCOME MUNICIPAL BOND FUND, INC.:
Mark R. Macdonald, President & Principal Executive Officer
Julie F. Williams, Secretary

AMERICAN HIGH-INCOME TRUST:
David C. Barclay, President & Principal Executive Officer
Julie F. Williams, Secretary

AMERICAN MUTUAL FUND, INC.:
James K. Dunton, Chairman & Principal Executive Officer
Julie F. Williams, Secretary

THE BOND FUND OF AMERICA, INC.:
Abner D. Goldstine, President & Principal Executive Officer
Julie F. Williams, Secretary

CAPITAL INCOME BUILDER, INC.:
James B. Lovelace, Chairman & Principal Executive Officer
Vincent P. Corti, Secretary

CAPITAL WORLD BOND FUND, INC.:
Abner D. Goldstine, President & Principal Executive Officer
Julie F. Williams, Secretary

CAPITAL WORLD GROWTH AND INCOME FUND, INC.:
Stephen E. Bepler, President & Principal Executive Officer
Vincent P. Corti, Secretary

THE CASH MANAGEMENT TRUST OF AMERICA:
Abner D. Goldstine, President & Principal Executive Officer
Julie F. Williams, Secretary

EUROPACIFIC GROWTH FUND:
Mark E. Denning, President & Principal Executive Officer
Vincent P. Corti, Secretary

FUNDAMENTAL INVESTORS, INC.:
James F. Rothenberg, Chairman & Principal Executive Officer
Patrick F. Quan, Secretary

THE GROWTH FUND OF AMERICA, INC.:
James F. Rothenberg, Chairman & Principal Executive Officer
Patrick F. Quan, Secretary

THE INCOME FUND OF AMERICA, INC.:
Janet A. McKinley, Chairman & Principal Executive Officer
Patrick F. Quan, Secretary

INTERMEDIATE BOND FUND OF AMERICA:
John H. Smet, President & Principal Executive Officer
Julie F. Williams, Secretary

THE INVESTMENT COMPANY OF AMERICA:
R. Michael Shanahan, Chairman & Chief Executive Officer
Vincent P. Corti, Secretary

LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA:
Brenda S. Ellerin, President & Principal Executive Officer
Julie F. Williams, Secretary

THE NEW ECONOMY FUND:
Timothy D. Armour, President & Principal Executive Officer
Chad L. Norton, Secretary

NEW PERSPECTIVE FUND, INC.:
Robert W. Lovelace, President & Principal Executive Officer
Vincent P. Corti, Secretary

NEW WORLD FUND, INC.:
Robert W. Lovelace, President & Principal Executive Officer
Vincent P. Corti, Secretary

SMALLCAP WORLD FUND, INC.:
Gordon Crawford, Chairman & Principal Executive Officer
Chad L. Norton, Secretary

THE TAX-EXEMPT BOND FUND OF AMERICA, INC.:
Neil L. Langberg, President & Principal Executive Officer
Julie F. Williams, Secretary

THE TAX-EXEMPT MONEY FUND OF AMERICA, INC.:
Abner D. Goldstine, President & Principal Executive Officer
Julie F. Williams, Secretary

THE U.S. TREASURY MONEY FUND OF AMERICA:
Abner D. Goldstine, President & Principal Executive Officer
Julie F. Williams, Secretary

                          [logo - American Funds (r)]
                                     FORM OF

                                   EXHIBIT A


LIST OF PARTICIPATING FUNDS

AMCAP Fund, Inc.
American Balanced Fund, Inc.
American Funds Insurance Series
American High-Income Municipal Bond Fund, Inc.
American High-Income Trust
American Mutual Fund, Inc.
The Bond Fund of America, Inc.
Capital Income Builder, Inc.
Capital World Bond Fund, Inc.
Capital World Growth and Income Fund, Inc.
The Cash Management Trust of America
EuroPacific Growth Fund
Fundamental Investors, Inc.
The Growth Fund of America, Inc.
The Income Fund of America, Inc.
Intermediate Bond Fund of America
The Investment Company of America
Limited Term Tax-Exempt Bond Fund of America
The New Economy Fund
New Perspective Fund, Inc.
New World Fund, Inc.
SMALLCAP World Fund, Inc.
The Tax-Exempt Bond Fund of America, Inc.
The Tax-Exempt Fund of California
The Tax-Exempt Money Fund of America, Inc.
The U.S. Treasury Money Fund of America
U.S. Government Securities Fund

                          [logo - American Funds (r)]
                                     FORM OF

                                   Exhibit B

1     DEFERRAL ELECTION FORM

I am a participant in the Deferred Compensation Plan (the "Plan") for Independent Board Members of the mutual funds advised by Capital Research and Management Company ("CRMC") and I wish my compensation from [all Funds][the following Funds ______________________________________] deferred as follows:

---------------------------- ------------------------------------------------------------------------------------------------------

I  ELECT   TO   DEFER   THE    o        Annual retainer as an Independent Board Member:                        ____%
FOLLOWING   PORTION  OF  MY
COMPENSATION    FROM    THE    o        Board and Committee meeting fees as an Independent Board Member:       ____%
FUNDS  MANAGED  BY CRMC AND
DESIGNATED ABOVE/1/:           I understand that, to be effective,  this election must be filed with the  Administrator of the Plan prior to the first day of the first calendar year to which it applies, except as provided in Section
                               3(b) of the Plan. Once effective, this election will continue until revoked or modified in accordance with the terms of the Plan.

============================ ======================================================================================================

I   HEREBY   SPECIFY   THAT    |_|      The date on which I am no longer an Independent Board Member of any fund managed by CRMC; or
PAYMENT   OF  MY   DEFERRED
COMPENSATION    UNDER   THE    |_|      The following date:
PLAN SHALL  BEGIN ON (CHECK
ONE):

============================ ======================================================================================================

I HEREBY SPECIFY THAT          |_| In a single lump sum payment; payments from my
DEFERRED PAYMENT ACCOUNT BE
MADE ON OR BEGINNING ON        OR
THE DATE
SPECIFIED ABOVE:               |_|      In annual      |_|  In quarterly variable dollar installment payments over a period of

                               |_|      5 years        |_|  10 years       |_|  15 years     |_|        years (not to exceed 30);

                               OR

                               |_| In annual |_| In quarterly fixed dollar payments of ______$ each; however, in no event shall any installment payment exceed the balance credited to my Deferred Payment Account on the date immediately preceding the date of payment.

---------------------------- ------------------------------------------------------------------------------------------------------



Name (please print)                                                  Date


Signature


/1/ If clarification regarding deferrals for different Funds is necessary, please attach explanatory sheet.

                          [logo - American Funds (r)]

                                    Form of

                                    EXHIBIT C


2  BENEFICIARY DESIGNATION FORM

I hereby designate the following beneficiary(ies) to receive any death benefit payable on account of my participation in the Deferred Compensation Plan (the "Plan") for Independent Board Members of the mutual funds advised by Capital Research and Management Company.

---------------------------- ------------------------------------------------------------------------------------------------------

PRIMARY BENEFICIARY(IES):      1.       Name:                                                         % Share:
                                        Address:
                                        Relationship:
                                        Date of Birth:                                Social Security #:
                                        Trust Name and Date (if beneficiary is a trust):
                                        Trustee of Trust:

                               2.       Name:                                                         % Share:
                                        Address:
                                        Relationship:
                                        Date of Birth:                                Social Security #:
                                        Trust Name and Date (if beneficiary is a trust):
                                        Trustee of Trust:

============================ ======================================================================================================

CONTINGENT                     1.       Name:                                                         % Share:
BENEFICIARY(IES):                       Address:
                                        Relationship:
                                        Date of Birth:                                Social Security #:
                                        Trust Name and Date (if beneficiary is a trust):
                                        Trustee of Trust:

                               2.       Name:                                                         % Share:
                                        Address:
                                        Relationship:
                                        Date of Birth:                                Social Security #:
                                        Trust Name and Date (if beneficiary is a trust):
                                        Trustee of Trust:

---------------------------- ------------------------------------------------------------------------------------------------------

I understand that if I designate anyone other than my spouse as Primary Beneficiary, then my spouse's written consent to such designation is required. I also understand that payment will be made to my Contingent Beneficiary(ies) only if there is no surviving Primary Beneficiary(ies).


Participant's Name (please print)            Date


Participant's Signature


Spouse's Name (please print)                 Date


Spouse's Signature

                          [logo - American Funds (r)]

                                     FORM OF
                                   EXHIBIT D

3  RATE OF RETURN ELECTION FORM

I am a participant in the Deferred Compensation Plan (the "Plan") for Independent Board Members of the mutual funds advised by Capital Research and Management Company and I wish my compensation from [all Funds][the following Funds ______________________________________] deemed invested as follows:

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                                                FUNDS                                                            %ALLOCATION*
I HEREBY ELECT TO HAVE
AMOUNTS CREDITED TO MY        AMCAP Fund, Inc.                                                                        %
DEFERRED COMPENSATION         American Balanced Fund, Inc.                                                            %
ACCOUNTS WITH RESPECT TO      American High-Income Municipal Bond Fund, Inc.                                          %
FUTURE EARNINGS DEEMED TO     American High-Income Trust                                                              %
BE INVESTED IN CLASS A        American Mutual Fund, Inc.                                                              %
SHARES OF THE SPECIFIED       The Bond Fund of America, Inc.                                                          %
FUNDS/2/:                     Capital Income Builder, Inc.                                                            %
                              Capital World Bond Fund, Inc.                                                           %
UNLESS UNDERLYING SHARES      Capital World Growth and Income Fund, Inc.                                              %
OF OTHER MUTUAL FUNDS HAVE    The Cash Management Trust of America                                                    %
BEEN PURCHASED BY A MONEY     EuroPacific Growth Fund                                                                 %
MARKET FUND TO OFFSET         Fundamental Investors, Inc.                                                             %
CERTAIN LIABILITIES           The Growth Fund of America, Inc.                                                        %
CREATED UNDER THE PLAN,       The Income Fund of America, Inc.                                                        %
INDEPENDENT BOARD MEMBERS     Intermediate Bond Fund of America                                                       %
OF THAT MONEY MARKET FUND     The Investment Company of America                                                       %
SHALL BE DEEMED TO HAVE       Limited Term Tax-Exempt Bond Fund of America                                            %
ELECTED TO HAVE ALL           The New Economy Fund                                                                    %
AMOUNTS CREDITED TO THEIR     New Perspective Fund, Inc.                                                              %
DEFERRED COMPENSATION         New World Fund, Inc.                                                                    %
ACCOUNT RELATING TO THAT      SMALLCAP World Fund, Inc.                                                               %
MONEY MARKET FUND INVESTED    The Tax-Exempt Bond Fund of America, Inc.                                               %
IN THE SAME MONEY MARKET      The Tax-Exempt Fund of California                                                       %
FUND.                         The Tax-Exempt Fund of Maryland                                                         %
                              The Tax-Exempt Fund of Virginia                                                         %
                              The Tax-Exempt Money Fund of America, Inc.                                              %
                              The U.S. Treasury Money Fund of America                                                 %
                              U.S. Government Securities Fund                                                         %
                              Washington Mutual Investors Fund, Inc.                                                  %


                              *The specified allocation(s) must total 100% and provide for a minimum investment of $1,000 per fund
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I have read and understand this Rate of Return Election Form. I understand that earnings credited to my Deferred Compensation Account under the Plan in accordance with this Form shall be credited in the form of fictional shares of the designated mutual fund(s) rather than actual shares. I further state that I have reviewed the prospectus for each designated mutual fund.


Name (please print)                                     Date


Signature


/2/ If clarification regarding investment designations for different Funds is necessary, please attach explanatory sheet.